Exhibit 4.2

NUMBER OF SHARES _______	NUMBER _______

CUSIP [_________]

SEE REVERSE FOR CERTAIN DEFINITIONS

QOMOLANGMA ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
SHARES OF COMMON STOCK

This Certifies that ________________________, is the owner of _________________________

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF $0.0001 EACH OF

QOMOLANGMA ACQUISITION CORP.

(THE “COMPANY”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its shares of common stock if it is unable to complete a business combination by _____________, 202_ as more fully described in the Company’s final prospectus dated ______________, 2022.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Corporate Seal

Delaware

Secretary	Chief Executive Officer

QOMOLANGMA ACQUISITION CORP.

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares of common stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares of common stock represented thereby are issued and shall be held subject to all the provisions of the amended and restated certificate of incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM— as tenants in common	UNIF GIFT MIN ACT	Custodian

TEN ENT —as tenants by the entireties		(Cust)	(Minor)

JT TEN —as joint tenants with right of Act survivorship and not as tenants in common		Under Uniform Gifts to Minors

Additional abbreviations may also be used though not in the above list.

For value received, _____________________________ hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

shares of common stock represented by the within Certificate, and does hereby irrevocably constitute and appoint Attorney to transfer the said shares of common stock on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed: By:_________________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

In each case, as more fully described in the Company’s final prospectus dated               , 2022, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the shares of common stock sold in the Company’s initial public offering and liquidates because it does not consummate an initial business combination by________________, 202_ (or up to ______, 202_ if the Company extends the period of time to consummate an initial business combination), ), (ii) the Company redeems shares of common stock sold in its initial public offering in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (x) to modify the substance or timing of the Company’s obligation to redeem 100% of the shares of common stock if it does not consummate an initial business combination by ______________, 202_, or (y) with respect to other provisions relating to stockholders’ rights or pre-business combination activity or (iii) if the holder(s) seek(s) to redeem for cash his, her, its or their respective shares of common stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.